                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                (AMENDMENT NO. 1)

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported)   November 19, 1998
                                                         -----------------------


                       Citadel Communications Corporation
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                                     Nevada
--------------------------------------------------------------------------------
                 (State of Other Jurisdiction of Incorporation)



       000-24515                                           86-0748219
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


          140 South Ash Avenue
             Tempe, Arizona                                   85281
--------------------------------------------------------------------------------
   (Address of Principal Executive Offices)                 (Zip Code)



                                 (602) 731-5222
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS.

         As previously reported, on November 19, 1998, Citadel Broadcasting Company ("CBC"), a subsidiary of Citadel Communications Corporation (the "Company"), sold an aggregate of $115.0 million in principal amount of its 9-1/4% Senior Subordinated Notes due 2008 (the "Notes") in a private placement transaction. The aggregate sale price was $115.0 million, and the aggregate net proceeds to CBC were approximately $111.0 million. CBC repaid all amounts outstanding under its revolving credit facility, and it intends to use the remaining net proceeds to finance acquisitions and for general corporate purposes.

         As previously announced, on November 23, 1998, CBC entered into an Asset Purchase Agreement with Wicks Broadcast Group Limited Partnership and certain related entities (collectively, "Wicks") to acquire a total of ten FM and six AM radio stations in Charleston, South Carolina, Binghamton, New York and Muncie and Kokomo, Indiana, each a market where CBC does not presently own any other radio stations, for an aggregate purchase price of $77.0 million in cash. CBC has delivered an irrevocable letter of credit in favor of Wicks in the amount of $5.0 million to secure certain of CBC's obligations under the asset purchase agreement. The asset purchase agreement contains customary representations and warranties of the parties, and consummation of the transaction is subject to certain conditions including (i) the receipt of the Federal Communications Commission's consent to the transfer of the station licenses to CBC or its subsidiary, Citadel License, Inc., (ii) the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the receipt of consents to the assignment to CBC of certain material contracts relating to the stations.

         This Current Report on Form 8-K/A (Amendment No. 1) has been filed in order to file the asset purchase agreement as an exhibit and in order to incorporate certain financial information of Wicks Radio Group (a division of the Wicks Broadcast Group Limited Partnership) (collectively, the Financial Statements) in the Company's Registration Statement No. 333-65279. The Financial Statements are set forth below in Item 7 and are incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements. The following Financial Statements are included herein pursuant to Item 7(a):

         Independent Auditors' Report

         Balance sheets as of December 31, 1997 and September 30, 1998
         (unaudited)

         Statements of Operations and Changes in Division Equity for the year ended December 31, 1997 and the nine months ended September 30, 1998 (unaudited)

         Statements of Cash Flows for the year ended December 31, 1997 and for the nine months ended September 30, 1998 (unaudited)

         Notes to Financial Statements

(b) Pro Forma Financial Information. The following pro forma financial information of Citadel Communications and Subsidiaries is included herein pursuant to Item 7(b):

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1998

         Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997

         Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997

         Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations

         Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1998

         Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

(c)      The following exhibits are filed as part of this report pursuant to
         Item 7(c):

2.1 Asset Purchase Agreement dated November 23, 1998 by and among Wicks Broadcast Group Limited Partnership, WBG License Co., L.L.C., Butternut Broadcasting Company, Inc., WBG Binghamton License Co., Inc. and Citadel Broadcasting Company.

4.1 Indenture dated as of November 19, 1998 among Citadel Broadcasting Company, Citadel License, Inc. and The Bank of New York, as Trustee, with the form of 9 1/4% Senior Subordinated Notes due 2008 included therein (previously filed).

10.1 Tenth Amendment to Loan Instruments dated November 3, 1998 among Citadel Communications Corporation, Citadel Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto (previously filed).

10.2 Eleventh Amendment to Loan Instruments dated November 17, 1998 among Citadel Communications Corporation, Citadel Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto (previously filed).

10.3 Twelfth Amendment to Loan Instruments dated November 19, 1998 among Citadel Communications Corporation, Citadel Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto (previously filed).

23.1     Consent of KPMG Peat Marwick LLP

99.1     Press Release dated November 19, 1998 (previously filed).

99.2     Press Release dated November 23, 1998 (previously filed).

                          INDEPENDENT AUDITORS' REPORT

The Partners
Wicks Radio Group
(a division of Wicks Broadcast Group Limited Partnership)

     We have audited the accompanying balance sheet of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1997, and the related statements of operations and changes in division equity, and cash flows for the year then ended. These financial statements are the responsibility of Wicks Radio Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wicks Radio Group (a division of Wicks Broadcast Group Limited Partnership) as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ KPMG PEAT MARWICK LLP

McLean, Virginia
December 15, 1998

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                                 BALANCE SHEETS

                                                                            (UNAUDITED)
                                                              DECEMBER 31,  SEPTEMBER 30,
                                                                 1997           1998
                                                              ------------  -------------
                           ASSETS
Cash and cash equivalents...................................  $   104,940   $   326,168
Accounts receivable, net of allowance for doubtful accounts
  of $286,811 at December 31, 1997 and $311,650 at
  September 30, 1998........................................    2,123,972     3,126,098
Prepaid expenses and other assets...........................       58,099       203,819
                                                              -----------   -----------
     Total current assets...................................    2,287,011     3,656,085
Property and equipment, net.................................    4,617,141     6,277,822
Intangible assets, net......................................   25,047,120    38,242,931
                                                              -----------   -----------
     Total assets...........................................  $31,951,272   $48,176,838
                                                              ===========   ===========

              LIABILITIES AND DIVISION EQUITY
Current liabilities -- accounts payable and accrued
  expenses..................................................  $   489,238   $   513,650
Deferred income taxes.......................................      560,000       530,000
                                                              -----------   -----------
     Total liabilities......................................    1,049,238     1,043,650
Division equity.............................................   30,902,034    47,133,188
                                                              -----------   -----------
     Total liabilities and division equity..................  $31,951,272   $48,176,838
                                                              ===========   ===========

                   See accompanying notes to financial statements.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

            STATEMENTS OF OPERATIONS AND CHANGES IN DIVISION EQUITY

                                                                                  (UNAUDITED)
                                                                YEAR ENDED     NINE MONTHS ENDED
                                                                DECEMBER 31,     SEPTEMBER 30,
                                                                   1997              1998
                                                                ------------   -----------------
Revenues:
  Broadcast revenues........................................    $12,751,347       $13,837,308
  Other revenue.............................................        346,790           500,346
                                                                -----------       -----------
Gross revenues..............................................     13,098,137        14,337,654
  Less -- agency commissions................................     (1,320,388)       (1,387,370)
                                                                -----------       -----------
Net revenue.................................................     11,777,749        12,950,284
Operating costs:
  Station operating expenses................................      8,269,884         8,668,765
  Depreciation and amortization.............................      2,301,180         3,052,064
  Corporate overhead........................................      1,008,602           587,049
                                                                -----------       -----------
                                                                 11,579,666        12,307,878
Net income before income taxes..............................        198,083           642,406
Income taxes (benefit)......................................        (40,000)          (30,000)
                                                                -----------       -----------
Net income..................................................        238,083           672,406
Division equity, beginning of period........................     23,281,430        30,902,034
Net corporate transfers.....................................      7,382,521        15,558,748
                                                                -----------       -----------
Division equity, end of period..............................    $30,902,034       $47,133,188
                                                                ===========       ===========

                   See accompanying notes to financial statements.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                            STATEMENTS OF CASH FLOWS

                                                                               (UNAUDITED)
                                                               YEAR ENDED   NINE MONTHS ENDED
                                                              DECEMBER 31,    SEPTEMBER 30,
                                                                  1997            1998
                                                              -----------   -----------------
Cash flows from operating activities:
  Net income................................................  $   238,083     $    672,406
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization..........................    2,301,180        3,052,064
     Deferred tax benefit...................................      (40,000)         (30,000)
     (Increase) decrease in receivables.....................       65,154       (1,002,126)
     Increase in prepaid expenses and other current
       assets...............................................      (50,794)        (145,720)
     Increase (decrease) in accounts payable and accrued
       expenses.............................................   (1,515,667)          24,412
                                                              -----------     ------------
       Net cash provided by operating activities............      997,956        2,571,036
                                                              -----------     ------------
Cash flows used in investing activities:
  Purchase of property and equipment........................     (369,460)        (145,157)
  Acquisition of broadcast properties.......................   (8,672,770)     (17,763,399)
                                                              -----------     ------------
Cash flows used in investing activities.....................   (9,042,230)     (17,908,556)
                                                              -----------     ------------
Cash flows provided by financing activities -- net corporate
  transfers.................................................    7,382,521       15,558,748
                                                              -----------     ------------
Net increase (decrease) in cash and cash equivalents........     (661,753)         221,228
Cash and cash equivalents, beginning of period..............      766,693          104,940
                                                              -----------     ------------
Cash and cash equivalents, end of period....................  $   104,940     $    326,168
                                                              ===========     ============

                   See accompanying notes to financial statements.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                         NOTES TO FINANCIAL STATEMENTS

(1) BUSINESS DESCRIPTION

     The Wicks Radio Group (the "Broadcast Group") is a division of Wicks Broadcast Group Limited Partnership (the "Partnership"). The Broadcast Group consists of the thirteen radio stations (8 FMs and 5 AMs) serving the Charleston, SC and Binghamton, NY markets as of December 31, 1997. In January 1998, the Broadcast Group acquired an additional three stations (2 FMs and 1 AM). See note 3.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Cash and Cash Equivalents

     For the purposes of the statement of cash flows, cash equivalents consist of highly liquid investments with original maturities of three months or less. The fair market value of such investments approximates cost.

  Property and Equipment

     Property and equipment are stated at cost. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets, which range from three to twenty years.

  Intangible Assets and Recovery of Long-Lived Assets

     Intangible assets consist principally of network affiliation agreements, broadcasting licenses, covenants not to compete and the excess of costs over the fair value of net assets acquired. Amortization expense is computed on a straight-line basis over the estimated lives of the assets which range from 2-15 years.

     The Partnership's policy is to review its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. The Partnership recognizes an impairment loss when the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset. The measurement of the impairment losses to be recognized is based upon the difference between the fair value and the carrying amount of the assets.

  Income Taxes

     The Broadcast Group is generally not an entity subject to income taxes. The Broadcast Group's income or loss is passed through to the Partnership and the related tax attributes are deemed to be distributed to, and to be reportable by, the partners of the Partnership on their respective income tax returns.

     However, the Broadcast Group contains the Partnership's subsidiary, Regional Group, Inc. Regional Group, Inc. and its subsidiaries are Subchapter C corporations, and are, therefore, responsible for the income taxes attributable to their profit and losses.

     Income taxes for Regional Group, Inc. and its subsidiaries are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized into income in the period that includes the enactment date. The income tax benefit is a result of the amortization of the deferred tax liability.

  Revenues

     Broadcasting revenues are derived principally from the sale of program time and spot announcements to local, regional, and national advertisers. Advertising revenue is recognized in the period during which the program time and spot announcements are broadcast.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

  Barter Transactions

     Barter transactions are recorded at the estimated fair values of the products and services received. Barter revenues are recognized when commercials are broadcast. The assets or services received in exchange for broadcast time are recorded when received or used.

  Corporate Overhead

     A number of overhead services are maintained centrally by the Partnership and are allocated to its business units based on the benefits provided. These services include most of the costs associated with the human resources function and certain general and administrative costs of the corporate function such as accounting and finance, treasury and legal.

     In addition, the Partnership provides for the working capital needs of the Broadcast Group. There is no borrowing arrangement between the Partnership and the Broadcast Group. Accordingly, no interest expense is recorded in the accompanying financial statements. However, all of the assets of the Broadcast Group have been pledged as collateral on the Partnership's credit facility.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Concentration of Credit Risk

     A significant portion of the Broadcast's Group accounts receivable are due from advertising agencies.

  Unaudited Interim Financial Information

     The unaudited balance sheet, statements of operations and changes in division equity, and cash flows as of September 30, 1998 and for the nine months then ended have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions of Regulation S-X. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for any future period including the year ending December 31, 1998.

(3) ACQUISITION OF BROADCAST RADIO STATIONS

     In December 1997, the Partnership acquired certain broadcasting assets of WBUB-FM (St. George, South Carolina) and WXTC-AM (Charleston, South Carolina) and upgraded the frequency of one of its existing FM stations in the Charleston, South Carolina, market through a swap of broadcast license rights.

     In January 1998, the Partnership acquired certain broadcasting assets of WMDH-FM and WMDH-AM (Muncie, Indiana) and WWKI-FM (Kokomo, Indiana).

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

     Total consideration paid for these acquisitions including costs of acquisitions was approximately $8,673,000 in 1997 and $17,764,000 (unaudited) in 1998. These acquisitions have been accounted for under the purchase method of accounting and, accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair value as of the acquisition date, as determined by an independent appraiser. The allocation of the purchase price is summarized as follows:

                                                                              (UNAUDITED)
                                                                   1997          1998
                                                                ----------    -----------
Land........................................................    $   68,000    $   107,000
Property and equipment......................................     2,260,000      2,194,000
Intangible assets...........................................     6,345,000     15,463,000
                                                                ----------    -----------
Total consideration paid....................................    $8,673,000    $17,764,000
                                                                ==========    ===========

(4) PROPERTY AND EQUIPMENT

     A summary of property and equipment is as follows:

                                                                                (UNAUDITED)
                                                              DECEMBER 31,     September 30,
                                                                  1997             1998
                                                              ------------     -------------
Land........................................................  $   168,615       $   275,318
Building and improvements...................................      267,370           989,413
Office equipment, furniture, and fixtures...................      430,259           581,724
Broadcast and production equipment..........................    4,980,885         6,432,008
Vehicles....................................................       81,137            94,660
                                                              -----------       -----------
                                                                5,928,266         8,373,123
Less accumulated depreciation...............................   (1,311,125)       (2,095,301)
                                                              -----------       -----------
                                                              $ 4,617,141       $ 6,277,822
                                                              ===========       ===========

(5) INTANGIBLE ASSETS AND AMORTIZATION

     Intangible assets are comprised of the following:

                                                                                                  (UNAUDITED)
                                                                USEFUL LIFE    DECEMBER 31,      September 30,
                                                                 IN YEARS          1997              1998
                                                                -----------    ------------      -------------
FCC licenses................................................         15        $14,548,860        $23,996,860
Network affiliations........................................         15          1,372,056          2,869,114
Goodwill....................................................         15          9,721,115         14,239,756
Non-compete agreements......................................        2-5            725,000            725,000
Other intangibles...........................................       2-15          2,113,348          2,113,348
                                                                               -----------        -----------
                                                                                28,480,379         43,944,078
Less accumulated amortization...............................                    (3,433,259)        (5,701,147)
                                                                               -----------        -----------
                                                                               $25,047,120        $38,242,931
                                                                               ===========        ===========

(6) DEFERRED INCOME TAXES

     The Partnership had established a deferred tax liability arising from the acquisition of Regional Group, Inc. of $600,000. This liability was attributable to the difference between the book basis of Regional Group, Inc. and the carryover basis of the former shareholders at the acquisition date. As the liability was principally attributable to the book/tax difference in long-term tangible and intangible assets, the deferred tax liability was classified as a long-term liability. The Broadcast Group recognized an income tax benefit of $40,000 in 1997 and $30,000 for the nine months ended September 30, 1998 as a result of amortization of the deferred tax liability.

                               WICKS RADIO GROUP
           (A DIVISION OF WICKS BROADCAST GROUP LIMITED PARTNERSHIP)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

(7) LEASES

     The Broadcast Group leases certain property and equipment under noncancelable operating lease agreements. Rental expense was approximately $261,000 for the year ended December 31, 1997.

     Future minimum lease payments under noncancelable operating leases are approximately:

YEAR ENDING DECEMBER 31:
------------------------
1998....................................................  $  308,000
1999....................................................     239,000
2000....................................................     188,000
2001....................................................     153,000
2002....................................................     153,000
Thereafter..............................................     675,000
                                                          ----------
                                                          $1,716,000
                                                          ==========

(8) SUBSEQUENT EVENT

     In November 1998, the Partnership entered into an agreement with Citadel Broadcasting Company ("Citadel") to sell the Wicks Radio Group to Citadel for approximately $77 million, subject to approval from the Federal Communications Commission.

                         PRO FORMA FINANCIAL INFORMATION

         The following unaudited condensed consolidated financial statements reflect the results of operations and balance sheet of Citadel Communications Corporation and its subsidiaries (the "Company") after giving effect to (1) all radio station acquisitions and dispositions completed after January 1, 1997, (2) the July 1997 offering of $101.0 million principal amount of the Company's 10-1/4% Senior Subordinated Notes due 2007, the July 1997 offering of 1.0 million shares of the Company's 13-1/4% Exchangeable Preferred Stock and the use of the net proceeds from such offerings (the "1997 Offerings"), (3) the repayment of outstanding borrowings under the Company's credit facility with the proceeds from Citadel Communications Corporation's July 1998 initial public offering, (4) the November 1998 offering of $115.0 million principal amount of the Company's 9-1/4% Senior Subordinated Notes due 2008 and the use of the net proceeds from such offering (the "Original Offering") and (5) the pending acquisitions by the Company of radio stations and related assets in Baton Rouge and Lafayette, Louisiana, Saginaw/Bay City, Michigan, Harrisburg/Carlisle, Pennsylvania, Charleston, South Carolina, Binghamton, New York and Muncie and Kokomo, Indiana (the "Pending Acquisitions"). The transactions in clauses (1) through (4) in the preceding sentence are collectively referred to as the "Completed Transactions". The unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company and the financial statements of those entities acquired, or from which assets were acquired, in connection with the Completed Transactions, and should be read in conjunction with the financial statements and notes thereto of (A)(i) the Company, (ii) Tele-Media Broadcasting Company and its Partnership Interests, (iii) Deschutes River Broadcasting, Inc., (iv) Snider Corporation, (v) Snider Broadcasting Corporation and Subsidiary and CDB Broadcasting Corporation, (vi) Maranatha Broadcasting Company, Inc.'s, Radio Broadcasting Division and (vii) Pacific Northwest Broadcasting Corporation and Affiliates which are included in the Company's Registration Statement on Form S-1 (file no. 333-51011); (B) the Company which are included in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1998; and (C) the Wicks Radio Group (a division of the Wicks Broadcast Group Limited Partnership) which are included elsewhere in this report.

         In the opinion of management, all adjustments necessary to fairly present this pro forma financial information have been made. For pro forma purposes, the Company's consolidated statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1997 and 1998 have been adjusted to give effect to the Completed Transactions and the Pending Acquisitions as if each occurred on January 1, 1997. The interest rate applied to borrowings under, and repayments of, the Company's credit facility in the pro forma consolidated statements of operations was 8.4375%, which represents the interest rate in effect under the credit facility as of January 1, 1997. For pro forma purposes, the Company's consolidated balance sheet as of September 30, 1998 has been adjusted to give effect to the October 1998 sale of four FM radio stations and one AM radio station in Quincy, Illinois (the "Quincy Sale"), the November 1998 purchase of one AM radio station and sale of one AM radio station in Little Rock, Arkansas, the Original Offering and the Pending Acquisitions as if each had occurred on September 30, 1998.

         The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the Completed Transactions and the Pending Acquisitions had been consummated on the dates indicated, not is it indicative of future operating results or financial position if the aforementioned transactions are completed. The Company cannot predict whether consummation of the Pending Acquisitions will conform to the assumptions used in the preparation of the unaudited pro forma condensed consolidated financial statements.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                                              THE COMPANY
                                                          ADJUSTMENTS FOR   AS ADJUSTED FOR   ADJUSTMENTS FOR
                                              ACTUAL         COMPLETED         COMPLETED        THE PENDING      PRO FORMA
                                            THE COMPANY   TRANSACTIONS(1)    TRANSACTIONS     ACQUISITIONS(2)   THE COMPANY
                                            -----------   ---------------   ---------------   ---------------   -----------
Net revenue...............................   $ 98,821         $  (310)         $ 98,511           $23,725        $122,236
Station operating expenses................     69,412          (1,401)           68,011            15,574          83,585
Depreciation and amortization.............     20,005             519            20,524             8,526          29,050
Corporate general and administrative......      3,351              --             3,351               600           3,951
                                             --------         -------          --------           -------        --------
  Operating expenses......................     92,768            (882)           91,886            24,700         116,586
                                             --------         -------          --------           -------        --------
Operating income (loss)...................      6,053             572             6,625              (975)          5,650
Interest expense..........................     13,590          (1,410)           12,180             8,385          20,565
Other (income) expense, net...............        (94)             --               (94)               --             (94)
                                             --------         -------          --------           -------        --------
Income (loss) before income taxes.........     (7,443)          1,982            (5,461)           (9,360)        (14,821)
Income taxes (benefit)....................     (1,163)             --            (1,163)             (347)         (1,510)
Dividend requirement for
  exchangeable preferred stock............    (10,822)             --           (10,822)               --         (10,822)
                                             --------         -------          --------           -------        --------
Income (loss) from continuing operations
  applicable to common shares.............   $(17,102)        $ 1,982          $(15,120)          $(9,013)       $(24,133)
                                             ========         =======          ========           =======        ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the disposition of WEST-AM in Allentown/Bethlehem, (b) the acquisitions of WEMR-AM, WEMR-FM, WSGD-FM, WDLS-FM and WCDL-FM in Wilkes-Barre/Scranton (the "Wilkes-Barre/Scranton Acquisitions"), (c) the acquisitions of KQFC-FM, KKGL-FM, KBOI-FM, KIZN-FM and KZMG-FM in Boise (the "Boise Acquisition"), (d) the Quincy Sale, (e) the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock, (f) the repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering and (g) the consummation of the Original Offering as if each transaction had taken place on January 1, 1997 (does not reflect radio station acquisitions completed in 1997 or the 1997 Offerings). Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Prior to the acquisition dates, the Company operated many of the acquired stations under a JSA or LMA. The Company receives fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1997. Net revenue and station expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997. Dollars in the table below are shown in thousands.

                                                                 OTHER            REPAYMENT OF       THE ORIGINAL   THE COMPLETED
                                                            ACQUISITIONS(a)    CREDIT FACILITY(b)    OFFERING(c)    TRANSACTIONS
                                                           -----------------   -------------------   ------------   -------------
    Net revenue..........................................       $  (310)             $    --           $    --         $  (310)
    Station operating expenses...........................        (1,401)                  --                --          (1,401)
    Depreciation and amortization........................           519                   --                --             519
                                                                -------              -------           -------         -------
      Operating expenses.................................          (882)                  --                --            (882)
                                                                -------              -------           -------         -------
    Operating income.....................................           572                   --                --             572
    Interest expense.....................................           445               (4,487)            2,632          (1,410)
                                                                -------              -------           -------         -------
    Income before income taxes...........................           127                4,487            (2,632)          1,982
    Income taxes (benefit)...............................            --                   --                --              --
                                                                -------              -------           -------         -------
    Income from continuing operations....................       $   127              $ 4,487           $(2,632)        $ 1,982
                                                                =======              =======           =======         =======

---------------

   (a) Represents the net effect of the Boise Acquisition, the Wilkes-Barre/Scranton Acquisitions, the disposition of WEST-AM in Allentown/Bethlehem, the Quincy Sale and the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock.

   (b) Represents the repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering.

   (c) Reflects the recording of the net increase in interest expense and the amortization of deferred financing costs of $4.0 million related to the notes.

(2) Represents the net effect of (a) the acquisition of KQXL-FM, WXOK-AM, WEMX-FM, WKJN-FM, WIBR-AM in Baton Rouge and KFXZ-FM, KRRQ-FM, KNEK-AM and KNEK-FM in Lafayette (the "Baton Rouge/Lafayette Acquisition"), (b) the acquisition of WKQZ-FM, WMJK-FM, WIOG-FM, WMJA-FM, WGER-FM and WSGW-AM in Saginaw/Bay City (the "Saginaw/Bay City Acquisition"), (c) the acquisition of WHYL-AM and WHYL-FM in Harrisburg/Carlisle (the "Carlisle Acquisition") and (d) the acquisition of WSSX-FM, WWWZ-FM, WMGL-FM, WSUY-FM, WNKT-FM, WTMA-AM, WTMZ-AM and WXTC-AM in Charleston, WHWK-FM, WYOS-FM, WAAL-FM, WNBF-AM and WKOP-AM in Binghamton, WMDH-FM and WMDH-AM in Muncie and WWKI-FM in Kokomo (the "Charleston/ Binghamton/Muncie/Kokomo Acquisition") as if each transaction had taken place on January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                                                                                           CHARLESTON/
                                                                                           BINGHAMTON/
                                                                                             MUNCIE/
                                  BATON ROUGE/LAFAYETTE   SAGINAW/BAY CITY    CARLISLE       KOKOMO
                                       ACQUISITION          ACQUISITION      ACQUISITION   ACQUISITION   ADJUSTMENTS(a)
                                  ---------------------   ----------------   -----------   -----------   ---------------
  Net revenue...................         $ 4,947              $ 5,192          $  636        $12,950          $  --
  Station operating expenses....           3,447                3,384             414          8,669           (340)
  Depreciation and
    amortization................           2,380                1,898             223          4,025             --
  Corporate general and
    administrative..............              --                   --              --             --            600
                                         -------              -------          ------        -------          -----
    Operating expenses..........           5,827                5,282             637         12,694            260
  Operating income (loss).......            (880)                 (90)             (1)           256           (260)
  Interest expense..............           2,088                2,215             285          3,797             --
                                         -------              -------          ------        -------          -----
  Income (loss) before income
    taxes.......................          (2,968)              (2,305)           (286)        (3,541)          (260)
  Income taxes (benefit)........            (347)                  --              --             --             --
                                         -------              -------          ------        -------          -----
  Income (loss) from continuing
    operations..................         $(2,621)             $(2,305)         $ (286)       $(3,541)         $(260)
                                         =======              =======          ======        =======          =====


                                    PENDING
                                  ACQUISITIONS
                                  ------------
  Net revenue...................    $23,725
  Station operating expenses....     15,574
  Depreciation and
    amortization................      8,526
  Corporate general and
    administrative..............        600
                                    -------
    Operating expenses..........     24,700
  Operating income (loss).......       (975)
  Interest expense..............      8,385
                                    -------
  Income (loss) before income
    taxes.......................     (9,360)
  Income taxes (benefit)........       (347)
                                    -------
  Income (loss) from continuing
    operations..................    $(9,013)
                                    =======

---------------

   (a) Includes the elimination of $208,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising and the elimination of $132,000 of station management expenses, and additional corporate overhead of $600,000 to reflect increase in costs to administer the additional stations.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                    THE COMPANY
                                                                ADJUSTMENTS FOR   AS ADJUSTED FOR   ADJUSTMENTS FOR
                                                    ACTUAL         COMPLETED         COMPLETED        THE PENDING      PRO FORMA
                                                  THE COMPANY   TRANSACTIONS(1)    TRANSACTIONS     ACQUISITIONS(2)   THE COMPANY
                                                  -----------   ---------------   ---------------   ---------------   -----------
Net revenue.....................................    $60,025         $29,122          $ 89,147          $ 21,024        $110,171
Station operating expenses......................     43,306          19,598            62,904            14,859          77,763
Depreciation and amortization...................      9,589          10,446            20,035             8,526          28,561
Corporate general and administrative............      2,562            (334)            2,228             1,200           3,428
                                                    -------         -------          --------          --------        --------
  Operating expenses............................     55,457          29,710            85,167            24,585         109,752
                                                    -------         -------          --------          --------        --------
Operating income (loss).........................      4,568            (588)            3,980            (3,561)            419
Interest expense................................      8,470           2,516            10,986             8,385          19,371
Other (income) expense, net.....................       (401)             --              (401)               --            (401)
                                                    -------         -------          --------          --------        --------
Income (loss) before
  income taxes..................................     (3,501)         (3,104)           (6,605)          (11,946)        (18,551)
Income taxes (benefit)..........................       (105)           (519)             (624)             (347)           (971)
Dividend requirement for exchangeable preferred
  stock.........................................     (3,276)         (7,225)          (10,501)               --         (10,501)
                                                    -------         -------          --------          --------        --------
Income (loss) from continuing operations
  applicable to common shares...................    $(6,672)        $(9,810)         $(16,482)         $(11,599)       $(28,081)
                                                    =======         =======          ========          ========        ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the Company's acquisition of Tele-Media Broadcasting Company (the "Tele-Media Acquisition"), (b) the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, (c) the acquisition of KNHK-FM in Reno, (d) the acquisition of KTHK-FM in Tri-Cities, (e) the acquisitions of WXEX-FM and WHKK-FM in Providence, (f) the Company's 1997 acquisition of various stations in Little Rock (the "Little Rock Acquisitions"), (g) the acquisition of WLEV-FM in Allentown/Bethlehem, (h) the disposition of WEST-AM in Allentown/Bethlehem, (i) the Wilkes-Barre/Scranton Acquisitions, (j) the Boise Acquisition, (k) the Quincy Sale, (l) the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock, (m) the consummation of the 1997 Offerings, (n) the repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering and (o) the consummation of the Original Offering as if each transaction had taken place on January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Prior to the acquisition dates, the Company operated many of the acquired stations under a JSA or LMA. The Company receives fees for such services. Includes net revenue and station operating expenses for stations operated under JSAs to reflect ownership of the stations as of January 1, 1997. Net revenue and station expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997. Dollars in the table below are shown in thousands.

                                               PRO FORMA
                                            ADJUSTMENTS FOR                                                      REPAYMENT OF
                               ACTUAL         TELE-MEDIA        LITTLE ROCK          OTHER          THE 1997      THE CREDIT
                            TELE-MEDIA(a)     ACQUISITION      ACQUISITIONS     TRANSACTIONS(f)    OFFERINGS     FACILITY(i)
                            -------------   ---------------   ---------------   ---------------   ------------   ------------
     Net revenue..........     $16,241          $    --           $5,293            $ 7,588         $    --        $    --
     Station operating
       expenses...........      12,679             (573)(b)        2,710              4,782              --             --
     Depreciation and
       amortization.......       2,208            2,278 (c)        2,037              3,923              --             --
     Corporate general and
       administrative.....         454             (788)(d)           --                 --              --             --
                               -------          -------           ------            -------         -------        -------
       Operating
         expenses.........      15,341              917            4,747              8,705              --             --
                               -------          -------           ------            -------         -------        -------
     Operating income
       (loss).............         900             (917)             546             (1,117)             --             --
     Interest expense.....      10,375             (708)(e)          591              3,654          (7,298)(g)     (6,730)
                               -------          -------           ------            -------         -------        -------
     Income (loss) before
       income taxes.......      (9,475)            (209)             (45)            (4,771)          7,298          6,730
     Income taxes
       (benefit)..........          --             (519)              --                 --              --             --
     Dividend requirement
       for exchangeable
       preferred stock....          --               --               --                 --          (7,225)(h)         --
                               -------          -------           ------            -------         -------        -------
     Income (loss) from
       continuing
       operations.........     $(9,475)         $   310           $  (45)           $(4,771)        $    73        $ 6,730
                               =======          =======           ======            =======         =======        =======


                            THE ORIGINAL   THE COMPLETED
                            OFFERING(j)    TRANSACTIONS
                            ------------   -------------
     Net revenue..........    $    --        $ 29,122
     Station operating
       expenses...........         --          19,598
     Depreciation and
       amortization.......         --          10,446
     Corporate general and
       administrative.....         --            (334)
                              -------        --------
       Operating
         expenses.........         --          29,710
                              -------        --------
     Operating income
       (loss).............         --            (588)
     Interest expense.....      2,632           2,516
                              -------        --------
     Income (loss) before
       income taxes.......     (2,632)         (3,104)
     Income taxes
       (benefit)..........         --            (519)
     Dividend requirement
       for exchangeable
       preferred stock....         --          (7,225)
                              -------        --------
     Income (loss) from
       continuing
       operations.........    $(2,632)       $ (9,810)
                              =======        ========

---------------

   (a) Represents the unaudited historical results of Tele-Media for the period January 1, 1997 through July 3, 1997, including the historical operating results of Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997 which had been operated under LMA/JSA agreements since August and December 1996. The operating results of Tele-Media are included in the Company's results of operations beginning July 4, 1997, the date of acquisition.

   (b) Includes the elimination of $115,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising and the elimination of $211,000 of LMA/JSA fees related to the Wilkes-Barre/Scranton stations and $247,000 of expenses associated with the litigation between the Company and Tele-Media. Had the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

   (c) Reflects increased depreciation and amortization resulting from the purchase price allocation.

   (d) Reflects the elimination of the management fees paid to affiliates by Tele-Media of $454,000 and the recording of corporate overhead of $200,000 which represents the Company's estimate of the incremental expense necessary to oversee the Tele-Media stations and the elimination of $534,000 of expenses associated with the litigation between the Company and Tele-Media. Had the 1997 Offerings and the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

   (e) Reflects the elimination of Tele-Media interest expense of $5.5 million and the recording of interest expense of $4.8 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1997.

   (f) Gives effect to the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, KNHK-FM in Reno, KTHK-FM in Tri-Cities, WXEX-FM and WHKK-FM in Providence, WLEV-FM in Allentown/Bethlehem, the Boise Acquisition, the Wilkes-Barre/Scranton Acquisitions, the disposition of WEST-AM in Allentown/Bethlehem, the Quincy Sale and the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock as if each transaction had taken place on January 1, 1997.

   (g) Reflects the reduction of the Company's pro forma interest expense, the recording of interest expense related to the 10 1/4% Senior Subordinated Notes (the "1997 Notes") and recording of the amortization of deferred financing costs of $3.3 million related to the 1997 Notes.

   (h) Reflects the recording of the dividends related to the Exchangeable Preferred Stock as if the 1997 Offerings had taken place on January 1, 1997.

   (i) Reflects the repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering.

   (j) Reflects the recording of the net increase in interest expense and the amortization of deferred financing costs of $4.0 million related to the notes.

(2) Represents the net effect of (a) the Baton Rouge/Lafayette Acquisition, (b) the Saginaw/Bay City Acquisition, (c) the Carlisle acquisition and (d) the Charleston/Binghamton/Muncie/Kokomo Acquisition as if each such transaction had taken place on January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                                                                                          CHARLESTON/BINGHAMTON/
                                 BATON ROUGE/LAFAYETTE   SAGINAW/BAY CITY    CARLISLE         MUNCIE/KOKOMO
                                      ACQUISITION          ACQUISITION      ACQUISITION        ACQUISITION         ADJUSTMENTS
                                 ---------------------   ----------------   -----------   ----------------------   -----------
   Net revenue.................         $ 4,368              $ 4,934          $  670             $11,052              $  --
   Station operating
     expenses..................           3,323                3,322             392               8,156               (334)(a)
   Depreciation and
     amortization..............           2,380                1,898             223               4,025                 --
   Corporate general and
     administrative............              --                   --              --                  --              1,200 (b)
                                        -------              -------          ------             -------              -----
     Operating expenses........           5,703                5,220             615              12,181                866
   Operating income (loss).....          (1,335)                (286)             55              (1,129)              (866)
   Interest expense............           2,088                2,215             285               3,797                 --
                                        -------              -------          ------             -------              -----
   Income (loss) before income
     taxes.....................          (3,423)              (2,501)           (230)             (4,926)              (866)
   Income taxes (benefit)......            (347)                  --              --                  --                 --
                                        -------              -------          ------             -------              -----
   Income (loss) from
     continuing operations.....         $(3,076)             $(2,501)         $ (230)            $(4,926)             $(866)
                                        =======              =======          ======             =======              =====


                                   PENDING
                                 ACQUISITIONS
                                 ------------
   Net revenue.................    $ 21,024
   Station operating
     expenses..................      14,859
   Depreciation and
     amortization..............       8,526
   Corporate general and
     administrative............       1,200
                                   --------
     Operating expenses........      24,585
   Operating income (loss).....      (3,561)
   Interest expense............       8,385
                                   --------
   Income (loss) before income
     taxes.....................     (11,946)
   Income taxes (benefit)......        (347)
                                   --------
   Income (loss) from
     continuing operations.....    $(11,599)
                                   ========

---------------

   (a) Includes the elimination of $202,000 of expenses to reflect lower fees, as a percentage of national advertising sales paid by the Company to a national representative for national advertising and the elimination of $132,000 of station management expenses.

   (b) Reflects increased corporate overhead to administer additional stations.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                    THE COMPANY
                                                                ADJUSTMENTS FOR   AS ADJUSTED FOR   ADJUSTMENTS FOR
                                                    ACTUAL         COMPLETED         COMPLETED        THE PENDING      PRO FORMA
                                                  THE COMPANY   TRANSACTIONS(1)    TRANSACTIONS     ACQUISITIONS(2)   THE COMPANY
                                                  -----------   ---------------   ---------------   ---------------   -----------
Net revenue.....................................   $ 89,803        $ 29,950          $119,753          $ 29,581        $149,334
Station operating expenses......................     65,245          18,783            84,028            20,092         104,120
Depreciation and amortization...................     14,661          11,626            26,287            11,367          37,654
Corporate general and administrative............      3,530            (334)            3,196             1,600           4,796
                                                   --------        --------          --------          --------        --------
    Operating expenses..........................     83,436          30,075           113,511            33,059         146,570
                                                   --------        --------          --------          --------        --------
Operating income (loss).........................      6,367            (125)            6,242            (3,478)          2,764
Interest expense................................     12,872           2,274            15,146            11,180          26,326
Other (income) expense, net.....................       (451)             --              (451)               --            (451)
                                                   --------        --------          --------          --------        --------
Income (loss) before income taxes...............     (6,054)         (2,399)           (8,453)          (14,658)        (23,111)
Income taxes (benefit)..........................       (770)         (1,048)           (1,818)             (463)         (2,281)
Dividend requirement for Exchangeable Preferred
  Stock.........................................     (6,633)         (7,225)          (13,858)               --         (13,858)
                                                   --------        --------          --------          --------        --------
Income (loss) from continuing operations
  applicable to common shares...................   $(11,917)       $ (8,576)         $(20,493)         $(14,195)       $(34,688)
                                                   ========        ========          ========          ========        ========

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

(1) Represents the net effect of (a) the Tele-Media Acquisition, (b) the acquisitions of KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, (c) the acquisition of KNHK-FM in Reno, (d) the acquisition of KTHK-FM in Tri-Cities, (e) the acquisitions of WXEX-FM and WHKK-FM in Providence, (f) Wilkes-Barre/Scranton Acquisitions, (g) the Little Rock Acquisitions, (h) the Boise Acquisition, (i) the acquisition of WLEV-FM in Allentown/Bethlehem, (j) the sale of WEST-AM in Allentown/Bethlehem, (k) the Quincy Sale, (l) the acquisition of KAAY-AM and the disposition of KRNN-AM in Little Rock, (m) the consummation of the 1997 Offerings, (n) repayment of outstanding borrowings under the Credit Facility with the proceeds from Citadel Communications' initial public offering and (o) the consummation of the Original Offering as if each transaction had taken place on January 1, 1997. Net revenue and station expenses for stations operated under LMAs are included in the Company's historical consolidated financial statements. For those stations operated under JSAs or LMAs and subsequently acquired, associated fees and redundant expenses were eliminated and estimated occupancy costs were included to adjust the results of operations to reflect ownership of the stations as of January 1, 1997. Dollars in the table below are shown in thousands.

                                            ADJUSTMENTS                                                        REPAYMENT
                                                FOR                                                             OF THE
                               ACTUAL       TELE-MEDIA    LITTLE ROCK         OTHER             THE 1997        CREDIT
                           TELE-MEDIA(a)    ACQUISITION   ACQUISITIONS   ACQUISITIONS(f)       OFFERINGS       FACILITY
                           --------------   -----------   ------------   ----------------   ----------------   ---------
    Net revenue..........     $16,241         $   --         $5,596          $ 8,113            $    --         $    --
    Station operating
     expenses............      12,679           (573)(b)      2,835            3,842                 --              --
    Depreciation and
     amortization........       2,208          2,278 (c)      2,358            4,782                 --              --
    Corporate general and
     administrative......         454           (788)(d)         --               --                 --              --
                              -------         ------         ------          -------            -------         -------
     Operating
       expenses..........      15,341            917          5,193            8,624                 --              --
                              -------         ------         ------          -------            -------         -------
    Operating income
     (loss)..............         900           (917)           403             (511)                --              --
    Interest expense.....      10,375           (708)(e)        591            4,779             (7,298)(g)      (8,974)(i)
                              -------         ------         ------          -------            -------         -------
    Income (loss) before
     income taxes........      (9,475)          (209)          (188)          (5,290)             7,298           8,974
    Income taxes
     (benefit)...........          --           (519)          (225)            (304)                --              --
    Dividend requirement
     for exchangeable
     preferred stock.....          --             --             --               --             (7,225)(h)          --
                              -------         ------         ------          -------            -------         -------
    Income (loss) from
     continuing
     operations..........     $(9,475)        $  310         $   37          $(4,986)           $    73         $ 8,974
                              =======         ======         ======          =======            =======         =======


                                              THE
                           THE ORIGINAL    COMPLETED
                           OFFERING(J)    TRANSACTIONS
                           ------------   ------------
    Net revenue..........    $    --        $29,950
    Station operating
     expenses............         --         18,783
    Depreciation and
     amortization........         --         11,626
    Corporate general and
     administrative......         --           (334)
                             -------        -------
     Operating
       expenses..........         --         30,075
                             -------        -------
    Operating income
     (loss)..............         --           (125)
    Interest expense.....      3,509          2,274
                             -------        -------
    Income (loss) before
     income taxes........     (3,509)        (2,399)
    Income taxes
     (benefit)...........         --         (1,048)
    Dividend requirement
     for exchangeable
     preferred stock.....         --         (7,225)
                             -------        -------
    Income (loss) from
     continuing
     operations..........    $(3,509)       $(8,576)
                             =======        =======

---------------

   (a) Represents the unaudited historical results of Tele-Media for the period January 1, 1997 through July 3, 1997, including the historical operating results of Wilkes-Barre/Scranton stations acquired by Tele-Media in February and April 1997 which had been operated under LMA/JSA agreements since August and December 1996. The operating results of Tele-Media are included in the Company's results of operations beginning July 3, 1997, the date of acquisition.

   (b) Includes the elimination of $115,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising, the elimination of $211,000 of LMA/JSA fees related to the Wilkes-Barre/Scranton stations and the elimination of $247,000 of expenses associated with the litigation between the Company and Tele-Media. Had the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

   (c) Reflects increased depreciation and amortization resulting from the purchase price allocation.

   (d) Reflects the elimination of the management fees paid to affiliates by Tele-Media of $454,000 and the recording of corporate overhead of $200,000 which represents the Company's estimate of the incremental expense necessary to oversee the Tele-Media stations and the elimination of $534,000 of expenses associated with the litigation between the Company and Tele-Media. Had the 1997 Offerings and the Tele-Media Acquisition occurred on January 1, 1997, these expenses would not have been incurred.

   (e) Reflects the elimination of Tele-Media interest expense of $5.5 million and the recording of interest expense of $4.8 million that would have been incurred if the acquisition of Tele-Media had occurred on January 1, 1997.

   (f) Gives effect to (i) the acquisitions of WLEV-FM in Allentown/Bethlehem; KBOI-AM, KQFC-FM and KKGL-FM in Boise; KENZ-FM, KBER-FM, KBEE-FM and KFNZ-AM in Salt Lake City, KNHK-FM in Reno, KTHK-FM in Tri-Cities; WXEX-FM and WHKK-FM in Providence; WEMR-AM/FM, WCTP-FM, WCTD-FM and WCDL-AM in Wilkes-Barre/Scranton, KIZN-FM and KZMG-FM in Boise and KAAY-AM in Little Rock, (ii) the sale of WEST-AM in Allentown/Bethlehem and KRNN-AM in Little Rock and (iii) the Quincy Sale as if such transactions had taken place on January 1, 1997.

   (g) Reflects the reduction of the Company's pro forma interest expense, the recording of interest expense related to the 1997 Notes and the amortization of deferred financings costs of $3.3 million related to the 1997 Notes.

   (h) Reflects the recording of the dividends on the Exchangeable Preferred Stock as if the 1997 Offerings had taken place on January 1, 1997.

   (i) Reflects the reduction of interest expense due to the pay down of the Credit Facility with the proceeds received from Citadel Communications' initial public offering.

   (j) Reflects the recording of the net increase in interest expense and the amortization of deferred financing costs of $4.0 million related to the notes.
(2) Represents the net effect of (a) the Baton Rouge/Lafayette Acquisition, (b) the Saginaw/Bay City Acquisition, (c) the Carlisle Acquisition, and (d) the Charleston/Binghamton/Muncie/Kokomo Acquisition, as if each transaction had taken place on January 1, 1997. Depreciation and amortization for such acquisitions are based upon preliminary allocations of the purchase price to property and equipment and intangible assets which will be amortized over periods of 1-25 years. Actual depreciation and amortization may differ depending on the final allocation of the purchase price; however, management does not believe these differences will be material. Dollars in the table below are shown in thousands.

                                                                                               CHARLESTON/
                                                                                               BINGHAMTON/
                                     BATON ROUGE/LAFAYETTE   SAGINAW/BAY CITY    CARLISLE     MUNCIE/KOKOMO
                                          ACQUISITION          ACQUISITION      ACQUISITION    ACQUISITION    ADJUSTMENTS
                                     ---------------------   ----------------   -----------   -------------   -----------
    Net revenue....................         $ 6,064              $ 6,616          $  899         $16,002        $    --
    Station operating expenses.....           4,649                4,445             528          10,917           (447)(a)
    Depreciation and
      amortization.................           3,173                2,530             297           5,367             --
    Corporate general and
      administrative...............              --                   --              --              --          1,600 (b)
                                            -------              -------          ------         -------        -------
      Operating expenses...........           7,822                6,975             825          16,284          1,153
    Operating income (loss)........          (1,758)                (359)             74            (282)        (1,153)
    Interest expense...............           2,784                2,953             380           5,063             --
                                            -------              -------          ------         -------        -------
    Income (loss) before income
      taxes........................          (4,542)              (3,312)           (306)         (5,345)        (1,153)
    Income taxes (benefit).........            (463)                  --              --              --             --
                                            -------              -------          ------         -------        -------
    Income (loss) from continuing
      operations...................         $(4,079)             $(3,312)         $ (306)        $(5,345)       $(1,153)
                                            =======              =======          ======         =======        =======


                                       PENDING
                                     ACQUISITIONS
                                     ------------
    Net revenue....................    $ 29,581
    Station operating expenses.....      20,092
    Depreciation and
      amortization.................      11,367
    Corporate general and
      administrative...............       1,600
                                       --------
      Operating expenses...........      33,059
    Operating income (loss)........      (3,478)
    Interest expense...............      11,180
                                       --------
    Income (loss) before income
      taxes........................     (14,658)
    Income taxes (benefit).........        (463)
                                       --------
    Income (loss) from continuing
      operations...................    $(14,195)
                                       ========

---------------
   (a) Includes the elimination of $271,000 of expenses to reflect lower fees, as a percentage of national advertising sales, paid by the Company to a national representative for national advertising and the elimination of $176,000 of station management expenses.

   (b) Reflects increased corporate overhead to administer additional stations.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)

                                                              ACQUISITION OF
                                                                KAAY-AM AND       ADJUSTMENTS     ADJUSTMENTS FOR
                               ACTUAL      ADJUSTMENTS FOR    DISPOSITION OF    FOR THE PENDING    THE ORIGINAL     PRO FORMA THE
                             THE COMPANY   THE QUINCY SALE        KRNN-AM       ACQUISITIONS(1)     OFFERING(2)        COMPANY
                             -----------   ----------------   ---------------   ---------------   ---------------   -------------
ASSETS
Cash and cash
  equivalents..............   $  7,407         $    --           $ (4,909)         $(17,000)         $ 21,774          $  7,272
Accounts and notes
  receivable, net..........     32,044             250                 80             1,000                --            33,374
Prepaid expenses...........      3,287              --                 --                --                --             3,287
                              --------         -------           --------          --------          --------          --------
Total current assets.......     42,738             250             (4,829)          (16,000)           21,774            43,933
Property and equipment,
  net......................     36,834            (375)               220            14,500                --            51,179
Intangible assets, net.....    290,405          (1,087)             4,620           142,449                --           436,387
Other assets...............      3,376              --                 --                --             4,000(3)          7,376
                              --------         -------           --------          --------          --------          --------
                              $373,353         $(1,212)          $     11          $140,949          $ 25,774          $538,875
                              ========         =======           ========          ========          ========          ========
LIABILITIES AND
  SHAREHOLDER'S EQUITY
Accounts payable and
  accrued liabilities......   $ 11,399         $    --           $     11          $     --          $     --          $ 11,410
Current maturities of other
  long-term obligations....        282              --                 --                --                --               282
                              --------         -------           --------          --------          --------          --------
Total current
  liabilities..............     11,681              --                 11                --                --            11,692
                              --------         -------           --------          --------          --------          --------
Notes payable, less current
  maturities...............     18,726          (2,000)                --           132,500           (89,226)(4)        60,000
10 1/4% Notes..............     98,461              --                 --                --                --            98,461
9 1/4% Notes...............         --              --                 --                --           115,000           115,000
Other long-term
  obligations, less current
  maturities...............      1,011              --                 --             1,500                --             2,511
Deferred tax liability.....     25,306              --                 --             6,949                --            32,255
Exchangeable preferred
  stock....................    112,965              --                 --                --                --           112,965
Shareholder's equity:
  Common stock and
  additional paid-in
  capital..................    140,235              --                 --                --                --           140,235
  Accumulated deficit......    (35,032)            788                 --                --                --           (34,244)
                              --------         -------           --------          --------          --------          --------
                              $373,353         $(1,212)          $     11          $140,949          $ 25,774          $538,875
                              ========         =======           ========          ========          ========          ========

                          NOTES TO UNAUDITED PRO FORMA
                      CONDENSED CONSOLIDATED BALANCE SHEET

(1) Represents the net effect of (i) the Baton Rouge/Lafayette Acquisition, (ii) the Saginaw/Bay City Acquisition, (iii) the Carlisle Acquisition, and (iv) the Charleston/Binghamton/Muncie/Kokomo Acquisition.

(2) Represents the issuance of the outstanding notes and the application of the net proceeds from the Original Offering.

(3) Reflects the initial purchasers' discount and the expenses of the Original Offering.

(4) Reflects the repayment of borrowings under the Credit Facility.

Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         CITADEL COMMUNICATIONS
                                         CORPORATION


     December 15, 1998                   /s/ Lawrence R. Wilson
------------------------------           --------------------------------------
                                         Lawrence R. Wilson, Chairman and
                                         Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit
Number                            Description of Exhibit
------                            ----------------------

2.1 Asset Purchase Agreement dated November 23, 1998 by and among Wicks Broadcast Group Limited Partnership, WBG License Co., L.L.C., Butternut Broadcasting Company, Inc., WBG Binghamton License Co., Inc. and Citadel Broadcasting Company.

4.1 Indenture dated as of November 19, 1998 among Citadel Broadcasting Company, Citadel License, Inc. and The Bank of New York, as Trustee, with the form of 9-1/4% Senior Subordinated Notes due 2008 included therein (previously filed).

10.1 Tenth Amendment to Loan Instruments dated November 3, 1998 among Citadel Communications Corporation, Citadel Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto (previously filed).

10.2 Eleventh Amendment to Loan Instruments dated November 17, 1998 among Citadel Communications Corporation, Citadel Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto (previously filed).

10.3 Twelfth Amendment to Loan Instruments dated November 19, 1998 among Citadel Communications Corporation, Citadel Broadcasting Company, Citadel License, Inc., FINOVA Capital Corporation and the Lenders party thereto (previously filed).

23.1     Consent of KPMG Peat Marwick LLP

99.1     Press Release dated November 19, 1998 (previously filed).

99.2     Press Release dated November 23, 1998 (previously filed).